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January 29, 2007	Exhibit 5

Meruelo Maddux Properties, Inc.

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

Re:	Form S-8 Registration Statement – 2007 Equity Incentive Plan

Ladies and Gentlemen:

We, as counsel to Meruelo Maddux Properties, Inc., a Delaware corporation (the “Company”), hereby provide this opinion letter in connection with the preparation and filing on January 29, 2007, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) registering 2,000,000 shares of common stock, par value $0.01 per share (the “Shares”), all of which are issuable pursuant to the exercise of options and other awards granted under the Meruelo Maddux Properties, Inc. 2007 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), the Company’s Bylaws and such other materials and matters as we have deemed necessary for the issuance of this opinion. In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based on the foregoing, it is our opinion that the Shares have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.	The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

Meruelo Maddux Properties, Inc.

January 29, 2007

Page Two

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Delaware or any other jurisdiction.

4.	We assume that the issuance of the Shares, together with any other outstanding shares of common stock, will not cause the Company to issue shares of common stock in excess of the number of such shares authorized by the Certificate.

5.	Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER US LLP